Exhibit 99.4

USG CORPORATION

Offer to Exchange Its

6.30% Senior Notes due 2016

Which Have Been Registered Under the Securities Act of 1933

for Any and All Outstanding

6.30% Senior Notes due 2016

Pursuant to the Prospectus dated                     , 2007

To Our Clients:

We are enclosing herewith a Prospectus dated                     , 2007 (as amended or supplemented from time to time, the “Prospectus”) of USG Corporation, a Delaware corporation (the “Company”), and the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange its 6.30% Senior Notes due 2016 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for its outstanding 6.30% Senior Notes due 2016 (the “Outstanding Notes”), of which $500 million aggregate principal amount is outstanding, upon the terms and subject to the conditions of the Exchange Offer.

This material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the holder of record and pursuant to your instructions. Therefore, we urge beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or any other nominee to contact such registered holder promptly if they wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish for us to tender on your behalf the Outstanding Notes held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read the Prospectus and Letter of Transmittal carefully before instructing us to tender your Outstanding Notes.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the terms and subject to the conditions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2007, unless extended by the Company (the “Expiration Date”). Any tender of Outstanding Notes pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

If you wish to have us tender on your behalf your Outstanding Notes, please so instruct us by completing, executing and returning to us the enclosed instruction form.

THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.

Very truly yours,

INSTRUCTIONS TO

REGISTERED HOLDER FROM BENEFICIAL OWNER

OF 6.30% SENIOR NOTES DUE 2016

OF

USG CORPORATION

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2007 (as amended or supplemented from time to time, the “Prospectus”) of USG Corporation, a Delaware corporation (the “Company”), and the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange its 6.30% Senior Notes due 2016 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for its outstanding 6.30% Senior Notes due 2016 (the “Outstanding Notes”).

This will instruct you, the registered holder or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned upon the terms and subject to the conditions of the Exchange Offer.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                    of the 6.30% Senior Notes due 2016.

With respect to the Exchange Offer, the undersigned hereby instructs you (check the appropriate statement):

A.	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered — if no amount is entered and the box is checked, ALL NOTES WILL BE TENDERED):

☐	$ [1] of the 6.30% Senior Notes due 2016.

and not to tender other Outstanding Notes, if any, held by the account for the undersigned;

OR

B.	To NOT tender any Outstanding Notes by you for the account of the undersigned.

☐

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to (1) make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (a) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act; (b) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business; (c) the undersigned is not participating in, and has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer; (d) if the undersigned or any beneficial owner is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

[1]	Must be in integral multiples of $1,000.

(e) if the undersigned or any beneficial owner is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985; (f) each beneficial owner acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the exchange offer for the purpose of distributing the Exchange Notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters; (g) the undersigned and each beneficial owner understand that a secondary resale transaction described in clause (f) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC; (h) the undersigned is not acting on behalf of any person or entity that could not truthfully make the foregoing representations; (i) is not engaged in, and does not intend to engage in, a distribution of Exchange Notes if the undersigned is not a broker-dealer; (2) agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (3) take such other action as necessary under the Prospectus and Letter of Transmittal to effect the valid tender of the Outstanding Notes. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned hereby represents and warrants that (1) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act; (2) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business; (3) the undersigned is not participating in, and has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer; (4) if the undersigned or any beneficial owner is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations; (5) if the undersigned or any beneficial owner is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985; (6) the undersigned and each beneficial owner acknowledge and agree that any person who is a broker-dealer registered under the Exchange Act or is participating in the exchange offer for the purpose of distributing the Exchange Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the SEC set forth in certain no-action letters; (7) the undersigned and each beneficial owner understand that a secondary resale transaction described in clause (6) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC; and (8) the undersigned is not acting on behalf of any person or entity that could not truthfully make the foregoing representations. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes.

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Names(s):

(please print)

Address:

(zip code)

Telephone Number:

(area code)

Taxpayer Identification Number or Social Security/Employer Identification Number:

Date:

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